UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2012

JAMESON STANFORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54405	27-0585702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18124 Wedge Pkwy, Ste. 1050, Reno, NV	895111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 851-7397

Copies of Communications to:
Stoecklein Law Group
Columbia Center
401 West A Street
Suite 1150
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 7, 2012, the Registrant entered into a reverse triangular merger by and among, JSR Sub Co, a Nevada corporation and wholly owned subsidiary of Registrant, (“Sub Co”) and Bolcan Mining Corporation, a Nevada corporation (“Bolcan”), Bolcan and Sub Co being the constituent entities in the Merger. The Registrant intends to issue 25,000,000 shares of its Rule 144 restricted common stock in exchange for 100% of Bolcan’s issued and outstanding stock.  Pursuant to the terms of the merger, Sub co will be merger with Bolcan and Sub Co will cease to exist, and Bolcan will become a wholly owned-subsidiary of the Registrant. The Merger, upon closing will provide the Registrant with the ownership of 100% of Bolcan.

A copy of Acquisition and Plan of Merger is attached hereto as exhibit 10.01.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

(c) Appointment of Officer

On May 4, 2012, the Board of Directors unanimously appointed Mr. Michael Stanford as President of the Registrant, and appointed Ms. Donna Moore to serve as the Controller and in the capacity of Secretary of the Registrant.

Michael Stanford, age 46, President has worked primarily in mining and metallurgy  most notably as owner and operator of companies specializing in the determination, recovery, refining, marketing of precious metals from mined mineral ore bodies, administering associated environmental controls and processes systems associated therewith. He has also managed and directed long term contracts and projects as an exclusive vendor with and/or consultant to the majors such as: Rio Tinto, Kennecott Utah Copper, Barney’s Canyon Gold, Kiewit Western Corporation, Kawasaki Heavy Industries, Chubu Electric Power Company, Techno Chubu Company, and many others. Mr. Stanford has managed, directed and motivated over 2,000 employees.

Donna Moore, age 66, Controller: From 2010 to present, Ms. Moore has been serving as Chief Financial Officer for Summit Capital USA, Inc. in Tempe, AZ.  In addition, from March 2011 to present, Ms. Moore has also been serving as Chief Financial Officer for Elevate, Inc. in San Clemente, CA.; From October 2011 to Present Ms. Moore has served as Chief Financial Officer and Secretary for Voice Assist, Inc. from May, 2011 to August, 2011, Ms. Moore served as Chief Financial Officer of Oraco Resources in Tempe, AZ; and from September 2010 to January 2011, Ms. Moore served as Chief Financial Officer of Voice Assist, Inc. Between 2008 and 2010, Ms. Moore served as part time Controller for Skye International, Inc. in Scottsdale, AZ. Prior to Skye International, Ms. Moore was the Controller for Monarch Brass & Copper Corp., in Waterbury, CT from 1984 through 2007.

Ms. Moore is a business financial professional with over 26 years of hands-on business experience. Ms. Moore has held positions as chief financial officer, controller and secretary treasurer of both public and private corporations. Her experience includes general accounting, financial reporting, systems implantation/management, treasury functions, and cost accounting. Ms. Moore specializes in executing uniform financial controls so as to improve productivity, reduce costs, and maximize profitability. Ms. Moore holds a Bachelor of Science degree in Business Management and an MBA in finance and accounting from Brigham Young University.

Neither officer, as of the date of this filing, has executed an employment agreement nor are they to receive any compensation. Neither officer has a family relationship with any existing or past director or officer of the Registrant.

On May 14, the Registrant unanimously elected Mr. Michael Christiansen to act as the Chief Financial Officer and Executive Vice President of the Registrant.

           Michael Christiansen, age 55, Chief Financial Officer, Executive Vice President, Secretary, and Treasurer: joined Bolcán Mining Corporation in May 2012 and serves as Executive Vice President and Chief Financial Officer. Prior to joining Bolcán, Mr. Christiansen worked at WestPark Capital from 2007 to 2012 as Managing Director in the Corporate Finance group. Mr. Christiansen has more than fifteen years of investment banking experience, having served previously with Prudential Securities from 1997 to 2001, and with Seidler Amdec Securities and Laffer Associates from 1986 to 1992. Prior to joining WestPark Capital, Mr. Christiansen served as Executive Vice President and Chief Financial Officer of Vizional Technologies, Inc. from 2002 through 2006, and as Executive Vice President and Chief Financial Officer of PortaCom Wireless, Inc. from 1994 to 1996. Mr. Christiansen received an MBA from the University of Southern California, and a B.S. degree in corporate finance and economics from Utah State University.

Mr. Christiansen has not entered into an employment agreement with the Registrant and as of the date of this filing does not receive compensation. Mr. Christiansen does not have a family relationship with any existing or past officer or director.

Section 9 – Financial Statements and Exhibits

Item 9.01 Exhibits

Exhibit Number	Description
10.1	Acquisition Agreement and Plan of Merger dated May 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMESON STANFORD RESOURCES CORPORATION

By: /S/ Michael Smith
Michael Smith, Chief Executive Officer

Date:  May 24, 2012